                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                              TENDER OF SHARES OF
                  SERIES C 8 1/2% CONVERTIBLE PREFERENCE STOCK
                                      AND
                  SERIES D 8 1/2% CONVERTIBLE PREFERENCE STOCK
                                       OF
                             THE TURNER CORPORATION
                                       TO

                             BETA ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  HOCHTIEF AG
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of Series C 8 1/2% Convertible Preference Stock, par value $1.00 per share (the "Series C Preferred Stock"), of The Turner Corporation, a Delaware corporation (the "Company") and shares of Series D 8 1/2% Convertible Preference Stock, par value $1.00 per share, of the Company (the "Series D Preferred Stock", and, together with the Series C Preferred Stock, the "Shares"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.
                        The Depositary for the Offer is:
                          FIRST CHICAGO TRUST COMPANY
                                  OF NEW YORK
          By Facsimile Transmission (for Eligible Institutions only):
                        (201) 222-4720 or (201) 222-4721
                      Confirm by Telephone: (201) 222-4707

     By Overnight Courier:                 By Mail:                        By Hand:
  First Chicago Trust Company     First Chicago Trust Company     First Chicago Trust Company
          of New York                     of New York                     of New York
       Corporate Actions               Corporate Actions               Corporate Actions
          Suite 4680                      Suite 4660              c/o Securities Transfer and
   14 Wall Street, 8th Floor             P.O. Box 2569             Reporting Services, Inc.
      New York, NY 10005          Jersey City, NJ 07303-2569     100 William Street, Galleria
                                                                      New York, NY 10038

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Beta Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of HOCHTIEF AG, a corporation organized under the laws of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 20, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


------------------------------------------------------       ------------------------------------------------------
  Number of Shares and                                        -----------------------------------------------------
 Series of each Share:-------------------------------        -----------------------------------------------------
                                                               Signature(s) of Holder(s)
 Certificate Nos. (If Available):
-----------------------------------------------------          Dated:--------------------------, 1999
                                                             -----------------------------------------------------
 [ ] Check this box if Shares will be delivered by             Please Type or Print
     book-entry transfer:                                    -----------------------------------------------------
                                                               Address
 Book-Entry Transfer Facility                                -----------------------------------------------------
                                                               Zip Code
 Account No.----------------------------------------         -----------------------------------------------------
                                                               Daytime Area Code and Telephone No.
------------------------------------------------------       ------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: ----------------------------------------

Address: ---------------------------------------------

------------------------------------------------------
                                              Zip Code

Area Code and Tel. No.: ------------------------------



------------------------------------------------------
                Authorized Signature

Name: ------------------------------------------------
                Please Type or Print

Title: -----------------------------------------------

Dated: ---------------------------------------- , 1999

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